UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01          Entry into a Material Definitive Agreement

On April 27, 2007, with a reference date of April 26, 2007, Uranium Energy Corp. (the "Company") entered into a joint venture with Neutron Energy Inc. ("NEI"), a Nevada corporation, in connection with the exploration of a property covering approximately 6,700 acres located in Cibola County, New Mexico (the "Property") for uranium resources.

In connection with the joint venture, Cibola Resources LLC ("Cibola"), a limited liability company under the laws of the State of Delaware, was formed to undertake the exploration activities contemplated by the parties. NEI acquired the mining lease (the "Lease") to the Property from La Merced del Pueblo de Cebolleta ("Ceboletta"), a private entity that has the authority over the natural resources of the Property, pursuant to a Mining Lease and Agreement between Cebolleta and NEI effective April 6, 2007 (the "Mining Lease Agreement"), and has contributed the Lease to Cibola. In connection with the acquisition of the Lease, NEI has made cash payments to Cebolleta of $3,000,000 to date. The Company has reimbursed an aggregate of $1,470,000 to NEI to date. As a result, NEI and the Company hold a 51% and 49% interest, respectively, in Cibola.

NEI and the Company have entered into a Members' Agreement and Operating Agreement in connection with the affairs of Cibola. The following summary of the terms of the Members' Agreement and Operating Agreement and the Letter Agreement is not complete and is qualified in its entirety by reference to each such agreement, copies of which are attached as exhibits to this Current Report on Form 8-K.

Members' Agreement

The Members' Agreement sets forth the rights of NEI and the Company in respect of their interests in Cibola. Under the terms of the Members' Agreement, each of NEI and the Company (each a "Member") are obligated to contribute funds to Cibola to fund adopted programs and budgets in proportion to their respective interests in Cibola. NEI has been appointed as the manager to have overall management responsibility for the operations of Cibola. The Members' Agreement contains representations and warranties of each of the parties that are customary for agreements of this type. In addition, Cibola has agreed to indemnify each of NEI and the Company for losses arising as a result of any act or omission (other than willful misconduct or gross negligence) of NEI or the Company believed by them, in good faith, to be within the scope of authority conferred under the terms of the Members' Agreement. The resignation of a Member or any reduction of a Member's ownership interest in Cibola shall not relieve such Member of its share of any liability arising out of operations conducted or any other matter occurring prior to such resignation or reduction.

Upon the dissolution, liquidation or termination of Cibola, each Member shall remain liable to the other for its proportionate share of any continuing obligations arising out of or relating to Cibola for any liability. Each of NEI and the Company have granted a lien upon and a security interest in its ownership interest in Cibola to the other to secure every obligation and liability under the agreement. Neither NEI nor the Company may transfer all or any part of its rights or obligations under the agreement except with the consent of the other party. The parties have agreed that any interest or right to acquire any interest in real property or water rights within the Area of Interest (as defined in the Mining Lease Agreement) in respect of the Property that is acquired or proposed to be acquired during the term of the agreement by a Member shall be subject to the other Member's right to participate ratably in such interest.

Operating Agreement

The Operating Agreement sets forth terms relating to the conduct of exploration activities at the Property and other matters relating to the management and operations of Cibola and otherwise. The agreement is effective for so long as the Lease relating to the Property remains in effect and thereafter until mining has permanently ceased on the Property. Under the terms of the Operating Agreement, Cibola has assumed from the Members all environmental liabilities relating to the Property. The Operating Agreement contains provisions relating to the elimination of an interest smaller than 10% in Cibola whereby any such interest shall be relinquished and shall be deemed to have accrued automatically to the other Member. The Operating Agreement sets forth the same representations and warranties provided in the Members' Agreement. The Operating Agreement also provides for preemptive rights in the event a Member desires to transfer its interest in Cibola to a third party whereby the non-transferring Member shall have the preemptive right to acquire any interest proposed to be transferred by the transferring Member. Under the terms of the Operating Agreement, the Members are required, within 180 days of the date of the Agreement, to prepare and adopt an initial exploration program and budget and the operations of Cibola shall be conducted in accordance therewith.

The Operating Agreement provides that Cibola shall be dissolved upon the occurrence of, among other things, unanimous written consent of the Members, at the election of a Member upon 60 days notice of termination to the other Member if an annual program and budget for the nine months after the expiration of the latest adopted program and budget is not adopted, upon the resignation of a Member pursuant to the provision in that regard set forth in the agreement or upon the bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of a Member. A Member may elect to resign from Cibola by giving written notice to the other Member of such resignation and, upon such resignation, the resigning Member shall be deemed to have transferred to the remaining Member all of its ownership interest in Cibola.

Mining Lease Agreement

Under the terms of the Mining Lease Agreement, in addition to the amounts already paid to Cebolleta, a further payment of $2,000,000 is required to be made to Cebolleta six months after the date of the Mining Lease Agreement by Cibola. In addition, every year after the date of the Mining Lease Agreement until production starts at a mine on the Property, Cibola is required to pay an advance royalty of $500,000 to Cebolleta. As soon as an independent mining engineering firm completes a feasibility study with respect to the Property, Cibola is required to make an additional cash payment to Cebolleta of $1.00 x the number of pounds of recoverable uranium reserved on the Property within measured and indicated mineral reserves calculated in compliance with Canadian guidelines, subject to certain adjustments.

Cibola is also required to pay to Cebolleta a gross proceeds royalty on all uranium mined from the Property according to the following schedule:

Royalty Rate	Uranium Sales Price
4.50%	$40.00 or less/lb
5.00%	$40.01 - $65.00/lb
5.75%	$65.01 - $75.00/lb
6.50%	$75.01 - $100.00/lb
7.00%	$100.01 - $125.00/lb
7.50%	$125.01 - $150.00/lb
8.00%	$150.01 or more/lb

The Lease is effective for a ten year term and thereafter so long as Cibola is in good faith actively conducting operations on the Property. During the term of the Lease, Cibola is required to pay an agreed upon dollar amount as compensation for damage to or loss of use of each acre of cultivated crops, grazing range land, improved pasture and livestock lost as a result of exploration activities on the Property. Cibola is also required to provide preferential contracting and employment opportunities for members of Cebolleta and conduct a program for training members of Cebolleta and other employees in mining technology and skilled trades. Furthermore, Cibola may not use water produced on the Property if such use would, in any way, diminish the amount of water available to Cebolleta or its members for domestic, agricultural, ranching and other existing uses.

Item 9.01          Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.
Exhibit Number	Description of Exhibit
10.1	Letter Agreement between La Merced del Pueblo de Cebolleta and Neutron Energy, Inc.
10.2	Limited Liability Company Members' Agreement of Cibola Resources LLC between Neutron Energy, Inc. and Uranium Energy Corp.
10.3	Limited Liability Company Operating Agreement of Cibola Resources LLC between Neutron Energy, Inc. and Uranium Energy Corp.

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SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: May 3, 2007.	By: /s/ Amir Adnani
Amir Adnani President, CEO and a director

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